UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 20, 2009, Colony Financial, Inc. (the “Company”), together with investment vehicles managed by affiliates of Colony Capital, LLC (together with the Company, the “Lenders”), originated (and currently holds) a five-year $206.0 million senior secured term loan facility (as amended as described below, the “WLH Loan”) to William Lyon Homes, Inc. (“WLH”).

Under the WLH Loan, WLH is obligated to maintain certain minimum financial covenants, including a covenant that requires WLH to maintain at least $75 million of tangible net worth as of the end of each fiscal quarter (the “Net Worth Covenant”). On March 18, 2011 the Lenders and WLH amended the WLH Loan to provide that, from December 31, 2010 to, but excluding, December 31, 2011, a default will be triggered only if WLH fails to maintain the required level of tangible net worth for two consecutive fiscal quarters. Due to a subsequent default of the amended Net Worth Covenant, on April 21, 2011, the Lenders agreed to provide WLH with a temporary waiver of the default of the amended Net Worth Covenant and certain other potential defaults until 5:00 p.m. Pacific Time on July 19, 2011. After continued failure to meet the requirements of the amended Net Worth Covenant, the Lenders extended the temporary waiver on July 19, 2011 until September 16, 2011, which waiver was further extended by the Lenders on September 16, 2011 until October 7, 2011 and then further extended on October 7, 2011 until October 27, 2011 (the “Third Extended Waiver Period”) to provide additional time to WLH for ongoing restructuring discussions. As of the expiration of the Third Extended Waiver Period, WLH continued to fail to meet the requirements of the amended Net Worth Covenant. In addition, as of October 31, 2011, WLH failed to cure its payment default for failure to make the semi-annual interest payment due on its 10.75% Senior Notes due 2013 (the “Notes”) within the thirty-day grace period, which also triggered a cross-default under the WLH Loan. As a result of the expiration of the Third Extended Waiver Period and the cross-default under the Notes, the Lenders will be able to exercise, upon written notice, any and all remedies available to them in connection with these defaults under the WLH Loan.

On November 3, 2011, in connection with ongoing restructuring discussions among WLH, William Lyon Homes (the sole shareholder of WLH, the “Parent”), the Lenders, WLH’s senior noteholders and the Lyon family, the Lenders have agreed, subject to certain conditions, to support a comprehensive recapitalization plan for WLH (the “Transaction”), the material terms of which are as follows: (i) the WLH Loan will be amended; (ii) WLH’s existing senior noteholders will convert their existing notes into new second lien notes of WLH and common equity in the Parent; and (iii) WLH will receive new cash proceeds of at least $85 million. Upon the consummation of the Transaction, WLH will reduce its outstanding debt by 37% and its annual interest expense by 45% while extending its overall debt maturities. Additional details of the Transaction are provided below.

The WLH Loan is expected to be amended (the “Amended WLH Loan”) into a new $235.0 million senior secured term loan facility (upsized from the current $206.0 million WLH Loan, but without any additional funds advanced by the Lenders), with a 10.25% interest rate (reduced from the current 14.0% interest rate on the WLH Loan), and a term expiring on the earlier of three years after completion of the Transaction and January 1, 2015. The Amended WLH Loan would be prepayable by WLH at any time without penalty, yield maintenance or a “make-whole” payment. The Lenders would receive a restructuring fee of 1.0% on the principal amount of the Amended WLH Loan. WLH’s existing senior noteholders with an outstanding principal balance of approximately $283.0 million would convert their existing notes into (x) new $75.0 million second lien subordinated notes of WLH (the “WLH Subordinate Debt”) with an interest rate no greater than 8% cash and 4% payment-in-kind, and a maturity date that is more than one year past the maturity date of the Amended WLH Loan, and (y) common equity of the Parent representing a 28.5% interest in the post-Transaction equity ownership of the Parent. The Parent would raise at least $85.0 million of new capital from the sale of newly issued common equity and convertible preferred equity representing a 71.5% interest in the post-Transaction equity ownership of the Parent, all of the proceeds of which will be contributed by the Parent to WLH. $60 million of the equity raise is being backstopped by certain of WLH’s senior noteholders, and the Lyon family has agreed to purchase $25 million of equity. None of the WLH Subordinate Debt or the preferred equity to be issued by the Parent will have a maturity date or a redemption date prior to the maturity date of the Amended WLH Loan.

The Company believes that the value of the collateral securing the WLH Loan exceeds the entire unpaid principal balance and obligations due thereunder and, as a result, the Company has determined that no impairment of its investment in the WLH Loan is required at this time. To date, WLH has continued to timely make all payments due and owing under the WLH Loan.

There can be no assurance that the Transaction will be consummated pursuant to the terms described herein or that it will be consummated at all. While the Company believes WLH will continue to make the required payments under the WLH Loan and that the value of the collateral is adequate, in the event the Transaction is consummated on terms other than those specified herein or is not consummated, or there is a payment or other default under the WLH Loan, the Company could suffer material adverse consequences, including disruption or reduction in the Company’s business, assets, income, cash flows, liquidity position (including availability under the Company’s credit facility) and ability to make distributions to its stockholders; significant costs and delays in realizing proceeds from the collateral or the adequacy thereof; and ability to qualify as a real estate investment trust for federal income tax purposes and to assure its exemption from registration under the Investment Company Act of 1940.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual events and results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: the ability to consummate the Transaction on the terms described herein or at all; the financial condition and results of operations of WLH; WLH’s continued compliance with the terms of the WLH loan; WLH’s ability to rectify any failure to comply with the terms of the WLH Loan, including the Net Worth Covenant; the value of the collateral securing the WLH Loan; the Company’s ability to acquire additional income producing assets; the value of the Company’s investment in the WLH Loan; the actions of the Lenders in the event of a default under the WLH Loan, or comply with the terms of the Amended WLH Loan, if applicable; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the general economy or the homebuilding industry.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future actions or performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the events or Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2011, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 filed with the SEC on May 10, 2011 and August 8, 2011, respectively, and the Company’s other reports filed with the SEC from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2011	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer